UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

CELLYNX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

25910 Acero, Suite 370 Mission Viejo, California 92691
(Address of principal executive offices)

(949) 305-5290
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                Entry into a Material Definitive Agreement.
ITEM 3.02                                Unregistered Sales of Equity Securities

Asher Enterprises Agreement

On March 10, 2011, CelLynx Group, Inc. (“the Company”), finalized a transaction pursuant to a Securities Purchase Agreement (the “SPA”) with Asher Enterprises, Inc. a Delaware corporation (“Asher”), dated as of March 3, 2011, in connection with the purchase by Asher of a Convertible Promissory Note (the “Note”).  As of the filing of this report, the Company had not received the funds.

Pursuant to the Note, Asher loaned to the Company the principal amount of $42,500.  The Note bears interest at a rate of 8%, and due on December 7, 2011 (the “Due Date”).   Asher may convert principal and unpaid interest on the note into shares of the Company’s common stock, with the number of shares issuable determined by dividing the amount to be converted by the conversion price (the “Conversion Price”) which is equal to 63% of the average of the three lowest trading prices of the Company’s common stock over the ten trading days prior to the date of the conversion.  Asher is prohibited under the Note from converting amounts if principal and interest that would result in Asher receiving shares, which when combined with shares of the Company’s common stock held by Asher, would result in Asher holding more than 4.99% of the Company’s then-outstanding common stock.  No registration rights were granted in connection with the purchase of the Note, and the shares of common stock, if any, issued upon conversion, will be restricted securities as defined pursuant to the terms of Rule 144.

Pursuant to the terms of the Note, while there remains any unpaid amounts owing on the Note, the Company may not incur additional debt without Asher’s approval except for (i) debt that was owed or committed as of the date of the SPA and of which the Company had informed Asher; (ii) indebtedness to trade creditors or financial institutions in the ordinary course of business; (c) debt which in the aggregate does not exceed $250,000; or (d) debt the proceeds of which are used to repay the Note.

The Company has the right to pre-pay the Note during the first 120 days following the date of the Note by paying to Asher 150% of the then-outstanding principal amount and any accrued and unpaid interest, penalties, or other amounts owing.

Pursuant to the SPA, the Company agreed to grant to Asher a right of first refusal for any subsequent transactions occurring during the twelve month period following the Closing Date, which was defined as March 3, 2011.  The right of first refusal does not apply to any transactions in excess of $250,000.

In the above transaction, the Note was issued to an accredited investor pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and rules promulgated pursuant thereto.  Additionally, the underlying shares of common stock, if any, issued upon conversion of the Note will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and rules promulgated pursuant thereto.  All certificates for such shares will contain the appropriate legends restricting their transferability absent registration or applicable exemption.  The accredited investor received information concerning the Company and had the ability to ask questions about the Company.

These descriptions of the SPA and the Note are not complete, and are qualified in their entirety by reference to the SPA and the Note themselves, which are included in this filing as exhibits and which are incorporated herein by this reference.

ITEM 8.01                                Other Items.

On March 7, 2011, the Company entered into Amendment No. 1 to Asset Purchase Agreement (the “APA Amendment”) with 5BARz International, Inc. (“5BARz”), amending the payment terms of a prior Asset Purchase Agreement (the “APA”) which the Company had entered into with Dollardex, Corp. a Panama corporation (“Dollardex”), and which Dollardex had subsequently assigned to 5BARz, with the consent of the Company.

By way of background, the Company had entered into a Line of Credit Agreement (the “LOC”) with Dollardex, pursuant to which Dollardex agreed to establish a revolving line of credit (the “Credit Line”) for the Company in the principal amount of two million five hundred thousand dollars ($2,500,000) (the “Credit Limit”) which indebtedness will be evidenced by and repaid in accordance with the terms of one or more a promissory notes for the amount of the Credit Limit (each a “Promissory Note”).  All sums advanced on the Credit Line or pursuant to the terms of the Line of Credit Agreement (each an “Advance”) shall become part of the principal of the applicable Promissory Note.

Dollardex agreed to make funds available under the Credit Line on the following schedule:

(i)	$200,000 on or before January 30, 2011;
(ii)	$300,000 on or before January 30, 2011;
(iii)	$1,000,000 on or before February 28, 2011; and
(iv)	$1,000,000 on or before March 31, 2011.

On February 19, 2011, the Company entered into an agreement with 5BARz which extended the remaining payment dates in the Line of Credit Agreement by 30 days; therefore, providing for $1,300,000 to be paid on or before March 31, 2011 and another $1,000,000 on or before April 30, 2011.

Pursuant to the APA, the Company and Dollardex agreed that upon the funding of the first $200,000, Dollardex would have the right, but not the obligation, to purchase 50% of the Intellectual Property (the “Purchased Assets”) of the Company, for $1,500,000 (the “Purchase Price”), pursuant to the terms of the APA.  The payment dates for the Purchased Assets would be the same as the first three original advance dates listed above.  If Dollardex exercises that right, the first $1,500,000 advanced under the Credit Line would be deemed to be the purchase price paid for the Purchased Assets, and the funds so paid will not be treated as advances under the Credit Line; provided, however, that if Dollardex exercises its right to require the Company to sell the Purchased Assets, but fails to make the required payments, the Purchased Assets will revert to the Company, and any amount of the Purchase Price paid will be treated as an advance under the Credit Line.

Pursuant to the APA Amendment, the payment dates in the APA were revised to track to those in the amendment to the LOC, namely: (a) $200,000 which is to be credited from the advance by 5BARz to the Company pursuant to the LOC, and which was paid on or before February 28, 2011; (b) $300,000 to be paid on or before March 31, 2011; (b) and $1,000,000 to be paid on or before April 30, 2011.

The description of the APA Amendment is not complete, and is qualified in its entirety by reference to the APA Amendment itself, which is included in this filing as an exhibit and which is incorporated herein by this reference.

ITEM 9.01                                Financial Statements and Exhibits

(a)           Financial statements of businesses acquired – Not Applicable.

(b)           Pro forma financial information – Not Applicable.

(d)           Exhibits

Exhibit                                Description

99.1                      Securities Purchase Agreement - Asher
99.2                      Convertible Promissory Note - Asher
99.3                      APA Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLYNX GROUP, INC.
(Registrant)

Date: March 16, 2011	/s/ Norman W. Collins
Name: Norman W. Collins
Title: Chief Executive Officer